UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 25, 2017

Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street, Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Associated Banc-Corp 2017 Incentive Compensation Plan

At the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Associated Banc-Corp (the “Company”) held on April 25, 2017, the Company’s shareholders approved the Associated Banc-Corp 2017 Incentive Compensation Plan (the “2017 Plan”).  The 2017 Plan provides for the following types of awards to the Company’s executive officers, employees, consultants and non-employee directors:

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options (non-qualified and incentive stock options);

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stock appreciation rights;

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restricted stock;

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restricted stock units;

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deferred stock;

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performance units;

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annual incentive awards; and

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shares.

Under the 2017 Plan, the maximum number of shares that may be issued is 13,839,123 shares of common stock, which includes shares of Common Stock that remain available under the Company’s predecessor plans.

The foregoing description of the 2017 Plan is qualified in its entirety by reference to the 2017 Plan attached as Appendix A to the Proxy Statement on Schedule 14A filed March 16, 2017 in connection with the Annual Meeting, which is incorporated herein by reference.

Appointment of New Principal Accounting Officer

On April 25, 2017, the Board of Directors of the Company appointed Tammy C. Stadler, Executive Vice President, Corporate Controller of the Company, as Principal Accounting Officer of the Company.  Ms. Stadler, age 51, has been Executive Vice President, Corporate Controller of the Company and Associated Bank since September 2013.  Ms. Stadler joined the Company in April 1996 and previously served as Executive Vice President and Corporate Tax Director.  From 1992 to 1996, she served as Assistant Treasurer and Taxes for Air Wisconsin Airlines Corporation.  From 1990 to 1992 she served as Senior Tax Manager for Fort Howard Paper Corporation.  From 1987 to 1990, she held various positions at the accounting firms of Pricewaterhouse Coopers LLP and Deloitte & Touche LLP.

Since January 1, 2016, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Ms. Stadler had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Christopher J. Del Moral-Niles, the Company’s current Principal Accounting Officer, will continue to serve as the Company’s Executive Vice President, Chief Financial Officer.  For Securities and Exchange Commission reporting purposes, the Board has designated Mr. Niles as the principal financial officer and Ms. Stadler as the principal accounting officer.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The results of the matters submitted to a shareholder vote at the Annual Meeting held on April 25, 2017 were as follows:

(1) Election of the below-named nominees to the Board of Directors of the Company:

Nominee	Number of Votes FOR	Number of Votes Withheld	Broker Non- Votes
John F. Bergstrom	117,828,876	3,336,915	16,356,493
Philip B. Flynn	120,541,500	624,291	16,356,493
R. Jay Gerken	119,816,646	1,349,145	16,356,493
Judith P. Greffin	120,472,665	693,126	16,356,493
William R. Hutchinson	119,638,798	1,526,993	16,356,493
Robert A. Jeffe	119,118,341	2,047,450	16,356,493
Eileen A. Kamerick	120,473,968	691,823	16,356,493
Gale E. Klappa	119,741,076	1,424,715	16,356,493
Richard T. Lommen	118,747,512	2,418,279	16,356,493
Cory L. Nettles	120,437,611	728,180	16,356,493
Karen T. van Lith	120,136,014	1,029,777	16,356,493
John (Jay) B. Williams	120,442,673	723,118	16,356,493

Each of the nominees was elected.

(2) Approval of the Associated Banc-Corp 2017 Incentive Compensation Plan:
Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
113,182,864	7,434,076	548,851	16,356,493

This matter was approved by the Company’s shareholders.

(3) Advisory approval of Associated Banc-Corp’s named executive officer compensation:
Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
98,606,957	21,491,308	1,067,526	16,356,493

This matter was approved by the Company’s shareholders.

(4) Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2017:
Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
136,090,143	1,097,137	335,004	0

This matter was approved by the Company’s shareholders.

Item 8.01. Other Events.

On April 25, 2017, the Board of Directors of the Company declared a dividend on the Company’s outstanding common stock, outstanding 6.125% Perpetual Preferred Stock, Series C Depositary Shares, and outstanding 5.375% Preferred Stock, Series D Depositary Shares.  The press release containing this information is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1  Associated Banc-Corp 2017 Incentive Compensation Plan, incorporated by reference to Appendix A to the Proxy Statement on Schedule 14A filed on March 16, 2017 in connection with the 2017 Annual Meeting of Shareholders of Associated Banc-Corp

99.1 Press Release dated April 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: April 26, 2017	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel,
Corporate Secretary and Chief Risk Officer

Exhibit Index
Exhibit
Number

10.1  Associated Banc-Corp 2017 Incentive Compensation Plan, incorporated by reference to Appendix A to the Proxy Statement on Schedule 14A filed on March 16, 2017 in connection with the 2017 Annual Meeting of Shareholders of Associated Banc-Corp

99.1 Press Release dated April 25, 2017